UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 13, 2005

VIKING SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-49636	86-0913802
(Commission File Number)	(IRS Employer Identification No.)

7514 Girard Ave., Ste. 1509, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

858-456-6608
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 13, 2005 Viking Systems, Inc. (“Viking”) completed a bridge financing of $3,000,000 pursuant to a Securities Purchase Agreement and related agreements (the “Transaction Documents”), among (i) Viking, (ii) St. Cloud Capital Partners, L.P., a Delaware limited partnership (“St. Cloud”), as “Lead Lender” and “Collateral Agent” and (iii) various lenders as Investors under the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, Viking sold promissory notes (“Notes”) to Investors in the aggregate amount of $3,000,000.

Under the terms of the Security Purchase Agreement, Viking agreed to replace the original Notes with notes identical in terms and conditions to the notes issued as part of the March 22, 2005 financing in the event that the Company did not complete an equity financing prior to December 12, 2005. Consequently, each Investor will receive new notes and warrants in the form as follows. The material terms of the Securities Purchase Agreement and other Transaction Documents include, but are not limited to, the following:

Maturity Date of Notes	March 22, 2006

Interest Rate of Notes	Ten percent per annum

Security	The Notes are secured by all of the assets of Viking.

Optional Conversion
The Notes may, at the option of the Investors, be converted into shares of Viking common stock at the price of $.20 per share. The conversion price is subject to downward adjustment, upon certain conditions pursuant to the terms of Security Purchase Agreement and other Transaction Documents.

Mandatory Conversion
Viking shall have the right to require an Investor to convert all or a portion of such Investor’s Note at the conversion price in the event that: (i) no Event of Default exists or is continuing at the time of such mandatory conversion; and (ii) Viking has raised a minimum of $3,000,000 in public and/or private equity offerings on or prior to March 22, 2006 at an average price equal to or greater than $0.30 per share of common stock.

Warrants
As additional consideration for the Investors purchasing the Notes, Viking has issued the Investors Warrants to purchase shares of Viking common stock at the price of $.40 per share. The exercise price is subject to downward adjustment, upon certain conditions pursuant to the terms of Security Purchase Agreement and other Transaction Documents. The Warrants are exercisable for a period of 42 months from the date of issuance.

Registration Rights
Viking has agreed to register with the Securities and Exchange Commission and applicable state securities agencies, the shares of common stock that are issuable upon the conversion of the Notes and the shares of common stock that underlie the Warrants.

The Investors include:	St. Cloud Capital Partners L.P.	$750,000
	Crestview Capital Funds	$500,000
	Donald Tucker	$450,000

St. Cloud Capital Partners, L.P. was also designated as the Lead Lender and Collateral Agent under the Securities Purchase Agreement and related transaction documents.

The Securities Purchase Agreement contains various representations and warranties that are relatively standard for this type of transaction as well as certain affirmative and negative covenants.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 in this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

C - Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement
10.2	Form Convertible Promissory Note
10.3	Form Warrant
10.4	Security Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 15, 2005	VIKING SYSTEMS, INC.

By: /s/ Thomas B. Marsh
President